--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 7, 2000

                            ------------------------

                            THE PATHWAYS GROUP, INC.

             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                       000-24119                     91-1617556
  ------------------------       ------------------------       ------------------------
(State or Other Jurisdiction            (Commission                 (I.R.S. Employer
      of Incorporation)                File Number)                Identification No.)

             14201 N.E. 200TH STREET, WOODINVILLE, WASHINGTON 98072
--------------------------------------------------------------------------------

            (Address of Principal Executive Offices)      (Zip Code)

                                  425.483.3411
--------------------------------------------------------------------------------

              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    MS DIGITAL, INC. On August 7, 2000, The Pathways Group, Inc. (the "Company") acquired all of the capital stock of MS Digital, Inc. ("MS Digital") in a stock-for-stock transaction in which the Company has issued a total of 2,425,000 shares of Common Stock. The Company issued the shares at the equivalent of $1.25 per share. The Company has registered 1,225,000 of the 2,425,000 shares issued to the MS Digital Stockholders.

    At the time of the acquisition, Monte Strohl, a director and the Company's Senior Vice President, Marketing and Sales, was the majority shareholder of MS Digital. Two other employees of the Company, Jay Potts and Gary Baker, were also shareholders of MS Digital. The acquisition was approved by the disinterested members of the Board of Directors of the Company.

    The assets of MS Digital include, but are not limited to, (i) cash on hand,
(ii) accounts and accounts receivable, (iii) furniture and fixtures, equipment, and inventory in all forms, and (iv) contracts and contract rights. These assets are used in connection with MS Digital's business that specializes in customized multi-media communications systems. The company intends to continue such use of the assets of MS Digital.

    SMART CARD SOLUTIONS, INC. On August 21, 2000, the Company acquired all of the capital stock of Smart Card Solutions, Inc. ("Smart Card Solutions") a privately-held technology services company based in Aspen, Colorado. Smart Card Solutions has developed an information management system that facilitates point-of-sale ticketing and season passes for resorts, advanced sales, retail and rental purchasing (including inventory control and back office auditing), financial reporting and access control. The Company issued an aggregate of 1,9000,000 shares of its Common Stock at the equivalent of $1.00 per share.

    At the time of the acquisition, there was no relationship between Smart Card Solutions and the stockholders of Smart Card Solutions on the one hand and the Company or any of the Company's affiliates or any director or officer of the Company or any associate of any such director or officer on the other hand.

    The assets of Smart Card Solutions include, but are not limited to,
(i) cash on hand, (ii) advances to officers, (iii) furniture and fixtures and equipment, and (iv) contracts and contract rights. These assets are used in connection with Smart Card Solutions' business of information management systems that facilitate point-of-sale ticketing, financial reporting and access control. The Company intends to continue such use of the assets of Smart Card Solutions.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

MS DIGITAL..................................................   F-1

Independent Auditor's Report................................   F-1

Balance Sheets as of December 31, 1999 and 1998.............   F-2

Statements of Income for the years ended December 31, 1999
and 1998....................................................   F-3

Statements of Changes in Owner's Equity, Partners' Capital
and Stockholders' Equity for the years ended December 31,
1998 and 1999...............................................   F-4

Statements of cash flow for the years ended December 31,
1999 and 1998...............................................   F-5

Notes to the financial statements...........................   F-6

SMART CARD SOLUTIONS........................................   F-9

Independent Auditor's Report................................   F-9

Balance Sheets as of December 31, 1999 and 1998.............  F-10

Statements of Loss for the year ended December 31, 1999 and
for the period from inception (June 16, 1998) to
December 31, 1998...........................................  F-11

Statements of Stockholders' Equity (deficit) for the year
ended December 31, 1999 and the period from inception
(June 16, 1998) to December 31, 1998........................  F-12

Statements of cash flow for the year ended December 31, 1999 and for the period from inception (June 16, 1998) to
December 31, 1998...........................................  F-13

Notes to the financial statements...........................  F-14

(b)  PRO FORMA FINANCIAL INFORMATION........................   P-1

Unaudited Pro Forma Financial Information...................   P-1

Unaudited Pro Forma Condensed Balance Sheets as of June 30,
2000........................................................   P-2

Unaudited Pro Forma Condensed Statements of Operations for
the year ended December 31, 1999]...........................   P-3

Unaudited Pro Forma Condensed Statements six months ended
June 30, 2000...............................................   P-4

Notes.......................................................   P-5

(c)  EXHIBITS.

Exhibit 10.1 Agreement of Purchase and Sale of Stock entered into in connection with acquisition of MS Digital, Inc.
              (Incorporated herein by reference to the exhibit contained in the Company's Quarterly Report on Form 10Q for the quarter ended March 31, 2000.)

Exhibit 10.2 Agreement of Purchase and Sale of Stock entered into in connection with acquisition of Smart Card Solutions, Inc.
              (Incorporated herein by reference to the exhibit contained in the Company's Quarterly Report on Form 10Q for the quarter ended March 31, 2000.)

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of MS Digital, Inc.

    I have audited the accompanying balance sheets of MS Digital, Inc. as of December 31, 1999 and 1998, and the related statements of income, owner's capital, partners' capital and stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    Except as discussed in the following paragraph, I conducted my audits in accordance with the generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    I was unable to observe the taking of the physical count of the Company's inventory at December 31, 1999, nor was I able to satisfy myself as to the quantity of physical inventory by alternative means. The valuation and method used for the financial statements are described in Note D.

    In my opinion, except for the effect of such adjustments, if any, as might have been determined had I been able to observe the count of physical inventory, the financial statements referred to above present fairly, in all material respects, the financial position of MS Digital, Inc. as of December 31, 1999 and 1998 and the results of its operations and cash flows for the years ended December 31, 1999 and 1998 in conformity with the generally accepted accounting principles.

                                          MARC LUMER & COMPANY

San Francisco, California
September 05, 2000

                                MS DIGITAL, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                1999       1998
                                                              --------   --------
                                     ASSETS

CURRENT ASSETS
  Cash......................................................  $147,649   $  2,542
  Accounts receivable.......................................     3,148     20,913
  Inventory.................................................    38,312      4,297
                                                              --------   --------
      TOTAL CURRENT ASSETS..................................   189,109     27,752
                                                              --------   --------
  Equipment, at cost........................................    14,221     14,221
    Less: accumulated depreciation..........................     4,677      2,184
                                                              --------   --------
  Net equipment.............................................     9,544     12,037
                                                              --------   --------
  Goodwill, net of amortization of $412.....................     5,763         --
      TOTAL ASSETS..........................................  $204,416   $ 39,789
                                                              ========   ========

              LIABILITIES, OWNER'S EQUITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable..........................................  $  7,366   $  4,794
  Note payable to related party.............................   133,538         --
                                                              --------   --------
TOTAL CURRENT LIABILITIES...................................   140,904      4,794
                                                              --------   --------

OWNER'S EQUITY..............................................  $     --   $ 34,995
STOCKHOLDERS' EQUITY
  Common stock; no par value per share authorized, issued
    and outstanding 100,000 shares..........................    63,512         --
                                                              --------   --------
TOTAL OWNER'S AND STOCKHOLDERS' EQUITY......................  $ 63,512   $ 34,995
                                                              --------   --------
TOTAL LIABILITIES, OWNER'S EQUITY AND STOCKHOLDERS'
  EQUITY....................................................  $204,416   $ 39,789
                                                              ========   ========

SEE NOTE A

                 See accompanying notes and accountant's report

                                MS DIGITAL INC.

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999       1998
                                                                ----       ----
REVENUES....................................................  $825,376   $206,268
COST OF REVENUES............................................   432,037     73,436
                                                              --------   --------
GROSS PROFIT................................................   393,339    132,832
                                                              --------   --------

OPERATING EXPENSES
  Product development.......................................    80,000     43,200
  Selling, general and administrative.......................    64,813     35,140
                                                              --------   --------
TOTAL OPERATING EXPENSES....................................   144,813     78,340
                                                              --------   --------

OPERATING INCOME............................................   248,526     54,492
OTHER INCOME................................................     3,158      1,338
NET INCOME..................................................  $251,684   $ 55,830
                                                              ========   ========

SEE NOTE A

                 See accompanying notes and accountant's report

                                MS DIGITAL, INC.

           STATEMENTS OF CHANGES IN OWNER'S EQUITY, PARTNERS' CAPITAL
                            AND STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999

                                                                                     STOCKHOLDERS'
                                                                                        EQUITY
                                                              OWNER'S    PARTNERS'      COMMON
                                                              EQUITY      CAPITAL        STOCK
                                                             ---------   ---------   -------------
BALANCE AT JANUARY 1, 1998.................................  $  42,035   $      --      $    --

  Additions:
    Sole proprietor's cash contributions...................    166,031          --           --
    Contribution of equipment at fair market value.........     10,871

  Withdrawals:.............................................   (239,772)         --           --

  Net Income:..............................................     55,830          --           --
                                                             ---------
BALANCE AT DECEMBER 31, 1998...............................     34,995          --           --
                                                             ---------

BALANCE AT JANUARY 1, 1999.................................                     --           --

  Additions:
    Net assets contributed by sole proprietor..............                 34,995
    Goodwill contributed...................................         --       6,175           --
    Cash contributed by partner............................                292,074
      Contribution of work in progress for fair market
        value..............................................                 10,345

  Withdrawals:.............................................         --    (531,761)          --

  Net income:..............................................         --     251,684           --
                                                                         ---------
BALANCE AT DECEMBER 15, 1999...............................         --      63,512           --
                                                                         ---------
BALANCE AT DECEMBER 16, 1999...............................         --          --           --
  Common stock, no par value, authorized and issued 100,000
    shares.................................................         --          --       63,512
                                                             ---------   ---------      -------
BALANCE AT DECEMBER 31, 1999...............................         --          --       63,512
                                                             =========   =========      =======

SEE NOTE A

                 See accompanying notes and accountant's report

                                MS DIGITAL INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999       1998
                                                              --------   --------
NET CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $251,684   $ 55,830
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization.............................     2,905      1,514
  Net change in receivables and other current assets........   (16,250)   (14,469)
  Net change in accounts payable............................     2,572     (1,898)
  Issuance of capital for work in progress..................    10,345
                                                              --------   --------
Net cash provided by operating activities...................   251,256     40,977
                                                              --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions.......................................   292,074    166,031
Withdrawals by owner........................................  (531,761)  (239,772)
Proceeds from note issued...................................   133,538
                                                              --------   --------
Net cash used in financing activities.......................  (106,149)   (73,741)
                                                              --------   --------
Increase (Decrease) in cash.................................   145,107    (32,764)
                                                              --------   --------
Cash at the beginning of the period.........................     2,542     35,306
Cash at the end of the period...............................  $147,649   $  2,542
                                                              ========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Non-cash investing and financing activities
  Contribution of equipment by the owner....................             $ 10,871
  Purchase of intangibles through issuance of capital.......  $  6,175
  Contribution of inventory by partner......................    10,345

    See Note A

                   See accompanying notes and accountant's report

                                MS DIGITAL, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

NOTE A  FORMATION OF THE COMPANY AND OPERATIONS

    MS Digital was formed in 1994 and operated as a sole proprietorship through December 31, 1998. On January 1,1999, the sole proprietor of MS Digital (the "first general partner") and one other person (the "second general partner") formed MS Digital, GP, a State of Washington general partnership. In connection with the formation of this partnership, the parties agreed that the value of the second general partner's contribution to MS Digital would be an increase in value such that the value of the first general partner's contribution and interest would be 85%, and the value of the second general partner's contribution and interest would be 15%. The assets and liabilities transferred to the partnership follow:

                                            FIRST GENERAL   SECOND GENERAL
                                               PARTNER         PARTNER        TOTAL
                                            -------------   --------------   --------
Current assets............................     $27,752          $   --       $27,752
Property and equipment, net...............      12,037              --        12,037
Goodwill..................................          --           6,175         6,175
Liabilities...............................      (4,794)                       (4,794)
                                               -------          ------       -------
Total.....................................     $34,995          $6,175       $41,170
                                               =======          ======       =======

    The Partnership's net loss for January 1, 1999 through December 15, 1999 is allocated to the partners' ownership interest percentage in accordance with the Partnership Agreement.

    On December 16, 1999, MS Digital was incorporated in the State of Washington under the name MS Digital, Inc. (the "Company"). All of the assets and liabilities of the partnership were transferred to MS Digital, Inc. in exchange for common stock in the Company.

    The Company has been in the business of providing communication solutions to corporations, call centers and government entities. The Company provides complete solutions, including initial project planning, vendor negotiations, project implementation, installation, custom computer hardware, training and support and service contracts. The primary solution is based on InfoChannel multimedia authoring software. InfoChannel has been the main revenue-producing product since the Company's inception.

NOTE B  SIGNIFICANT ACCOUNTING POLICIES

FINANCIAL STATEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers cash investments with maturity of three months or less at the time of purchase to be cash equivalents.

                                MS DIGITAL, INC.

                           DECEMBER 31, 1999 AND 1998

NOTE B  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over estimated useful lives of five to seven years.

INCOME TAXES

    No provision for income taxes has been made for the years ended
December 31, 1999 and 1998 financial statements. Pursuant to applicable regulation, all income or losses of the sole proprietorship and partnership are reportable by the individuals directly to the taxing authorities. No income was allocated or reported for the period from December 16, 1999 through December 31, 1999, therefore no provision for income tax was made for this period.

CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially subject the company to credit risk, consist principally of cash balances greater than $100,000 deposited with a financial institution. The Company periodically reviews its cash policies and believes any potential accounting loss to be minimal. The balances at December 31, 1999 and 1998 in excess of the federal insured limit were $47,138 and $0, respectively.

REVENUE RECOGNITION

    The Company recognizes revenue at the completion of each project.

NOTE C  ALLOWANCE FOR DOUBTFUL ACCOUNTS

    No provisions were made for doubtful accounts receivable as the balances at December 31,1999 and December 31, 1998 were considered fully collectible.

NOTE D  INVENTORY

    Inventory includes both hardware and software held for resale. The inventory is valued on the specific identification method. The value was reaffirmed in the merger agreement. See Note I.

NOTE E  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                              DECEMBER 31, 1998   DECEMBER 31, 1999
                                              -----------------   -----------------
Furniture and fixtures......................       $ 6,144             $ 6,144
Office equipment............................         4,427               4,427
Computer equipment..........................         3,350               3,350
                                                   -------             -------
                                                    14,221              14,221
Less accumulated depreciation...............        (2,184)             (4,677)
    TOTAL...................................       $12,037             $ 9,544
                                                   =======             =======

                                MS DIGITAL, INC.

                           DECEMBER 31, 1999 AND 1998

NOTE E  PROPERTY AND EQUIPMENT (CONTINUED)
    Depreciation expenses for the years ended December 31, 1999 and 1998 were $2,493 and $1,514, respectively.

NOTE F  GOODWILL

    In connection with the formation of the MS Digital partnership, the parties agreed that the value of the second general partner's contribution to MS Digital would be an increase in value such that the value of the first general partner's contribution and interest would be 85%, and the value of the second general partner's contribution and interest would be 15%. (SEE NOTE A). Such increase in the second general partner's capital generated goodwill in the partnership. Goodwill is being amortized on a straight-line basis over a period of 15 years. The amortization expense for the year ended December 31, 1999 was $412.

NOTE G  COMMITMENTS AND CONTINGENCIES

WARRANTY LIABILITIES

    The Company offers one-year verbal warranties on all completed projects. Based on prior experience no accrual was made for the year ended December 31, 1999.

PRODUCT AGREEMENT

    In 1999, the Company made a verbal agreement with a vendor to pay $8,000 to the vendor each time vendor's product was used by the Company. In 1999 the Company paid $24,000 to the vendor under this agreement.

RENT AGREEMENT

    In 1999, the Company entered into a verbal agreement with the second general partner to make rental payments of $650 per month for production facilities provided by the second general partner. Administrative office was provided by the first general partner at no charge to the Company.

NOTE H  RELATED PARTY TRANSACTIONS

    In December 1999, the Company borrowed $144,511 from a Director of the Company. The note had an interest rate of 5.74% and was payable on demand. At December 31, 1999 the amount unpaid on this note was $133,538. Subsequent to the date of the financial statement, the Company repaid the unpaid balance plus accrued interest.

NOTE I  SUBSEQUENT EVENTS

    In April, 2000 an agreement of purchase and sale of stock was entered into by The Pathways Group Inc., a Delaware corporation and the shareholders of the Company. Under the terms of the agreement, the Company will sell all of the outstanding stock of the Company in exchange for shares of Pathways Common Stock in a stock-for-stock transaction intended to qualify as a tax-free reorganization under the Internal Revenue Code section 368 (a)(1)(B).

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Smart Card Solutions, Inc.

    I have audited the accompanying balance sheets of Smart Card
Solutions, Inc., a development stage company, as of December 31, 1999 and 1998, and the related statements of loss, stockholders' equity and cash flows for the year ended December 31, 1999 and for the period from June 16, 1998 (inception) to December 31, 1998. These statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I conducted my audits in accordance with the generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    In April, 2000, the Company's assets and liabilities, except for certain payroll liabilities, were acquired. The Company ceased to operate after that date. (See Note H)

    In my opinion, except as above, the financial statements referred to above present fairly, in all material respects, the financial position of Smart Card Solutions, Inc. as of December 31, 1999 and 1998 and the results of its operations and cash flows for the year ended December 31, 1999 and for the period from June 16, 1998 (inception) to December 31, 1998 in conformity with the generally accepted accounting principles.

                                          MARC LUMER & COMPANY

San Francisco, California
September 26, 2000

                            SMART CARD SOLUTIONS INC
                         ( A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                 1999        1998
                                                              ----------   --------
                                      ASSETS

CURRENT ASSETS
  Cash......................................................  $   81,656   $ 54,188
  Advances to officers......................................       5,000     97,500
  Other.....................................................       6,960      3,375
                                                              ----------   --------
      TOTAL CURRENT ASSETS..................................  $   93,616   $155,063
  Property and equipment, at cost...........................      58,924     31,165
  Less: accumulated depreciation............................      13,465      2,143
                                                              ----------   --------
  Net equipment.............................................  $   45,459   $ 29,022
  Software, net of amortization of $108,654 and $21,731 for
    1999 and 1998, respectively.............................     325,960    412,883
      TOTAL ASSETS..........................................  $  465,035   $596,968
                                                              ==========   ========

               LIABILITIES, OWNER'S EQUITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Payables
    Trade...................................................  $   73,065   $ 28,780
    Royalty.................................................     100,000         --
    Related Party...........................................     501,654    109,542
                                                              ----------   --------
                                                              $  674,719   $138,322
  Note payable--Current portion
    Related Party...........................................          --    100,000
  Other.....................................................      30,000     30,000
                                                              ----------   --------
                                                                  30,000    130,000
TOTAL CURRENT LIABILITIES...................................     704,719    268,322
                                                              ----------   --------
LONG TERM LIABILITIES
  Royalty payable...........................................     250,000    350,000
  Less: Unamortized interest................................     (61,047)   (97,739)
                                                              ----------   --------
                                                                 188,953    252,261
TOTAL LIABILITIES...........................................  $  893,672   $520,583
                                                              ----------   --------
STOCKHOLDERS' EQUITY
  Common stock; par value $0.001; 10,000,000 shares
    authorized; issued and outstanding 2,400,000 shares.....  $    2,400   $  2,400
  Additional Paid in Capital................................     937,600    237,600
  Deficit accumulated in development stage..................  (1,205,022)  (163,615)
                                                              ----------   --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)........................  $ (265,022)  $ 76,385
                                                              ----------   --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $  628,650   $596,968
                                                              ==========   ========
                                                                 163,615         --

     See accompanying notes to financial statements and accountant's report

                           SMART CARD SOLUTIONS INC.
                         ( A DEVELOPMENT STAGE COMPANY)

                               STATEMENTS OF LOSS

                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 16,1998) TO DECEMBER 31, 1998

                                                              1999         1998      CUMULATIVE
                                                              ----         ----      ----------
REVENUE..................................................  $    25,000   $  39,000   $    64,000
COST OF REVENUE..........................................      (25,000)    (23,400)      (48,400)
                                                           -----------   ---------   -----------
GROSS PROFIT.............................................           --      15,600        15,600

OPERATING EXPENSES:
  General and administrative.............................   (1,205,148)   (179,836)   (1,384,984)
                                                           -----------   ---------   -----------
TOTAL OPERATING EXPENSE..................................   (1,205,148)   (164,236)   (1,369,384)

OTHER INCOME.............................................          126         621           747
NET LOSS.................................................  $(1,205,022)  $(163,615)  $(1,359,284)
                                                           ===========   =========   ===========

                   See accompanying notes and accountant's report

                           SMART CARD SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

       FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE PERIOD FROM INCEPTION
                      (JUNE 16, 1998) TO DECEMBER 31, 1998

                                                                             DEFICIT
                                                                           ACCUMULATED            TOTAL
                                            COMMON      ADDITIONAL         DURING THE         STOCKHOLDERS'
                                SHARES      STOCK     PAID-IN CAPITAL   DEVELOPMENT STAGE   EQUITY(DEFICIENCY)
                               ---------   --------   ---------------   -----------------   ------------------
June 16, 1998 Inception

Issuance of common stock.....  2,400,000    $2,400        $237,600         $        --         $   240,000
Net loss for the period......                                                 (163,615)           (163,615)
                               ---------    ------        --------         -----------         -----------
Balances, December 31,1998...  2,400,000    $2,400        $237,600         $  (163,615)        $    76,385

Additional Capital
  Contribution...............                              700,000                                 700,000
Net loss for the period......                                               (1,205,022)         (1,205,022)
                               ---------    ------        --------         -----------         -----------
Balances, December 31,1999...          0    $    0        $700,000         $(1,205,022)        $  (505,022)
                               =========    ======        ========         ===========         ===========

                           SMART CARD SOLUTIONS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOW

                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND

       FOR THE PERIOD FROM INCEPTION (JUNE 16, 1998) TO DECEMBER 31, 1998

                                                                 1999         1998
                                                              -----------   ---------
NET CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss..................................................  $(1,205,022)  $(163,615)
  Adjustments to reconcile net loss to net cash used in
    operating activites:
    Depreciation and amortization...........................       98,245      23,874
    Other current assets....................................       88,915    (100,875)
  Software..................................................           --    (434,614)
  Net change in accounts payable............................       44,285      28,780
  Net change in other payables..............................      328,804     361,803
  Issuance of common stock for assets.......................           --      40,000
  Issuance of common stock for services.....................           --      50,000
                                                              -----------   ---------
  Net cash used in operating activities.....................     (644,773)   (194,647)
                                                              -----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets..................................      (27,759)    (31,165)
                                                              -----------   ---------
  Net cash used in investing activities.....................      (27,759)    (31,165)
                                                              -----------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Note payable--related party...............................           --     100,000
  Note payable--other.......................................           --      30,000
  Cash from issuance of stock...............................           --     150,000
  Capital contributions.....................................      700,000
                                                              -----------   ---------
  Net cash from financing activities........................      700,000     280,000
                                                              -----------   ---------
  Increase (Decrease) in cash...............................       27,468      54,188
  Cash at the beginning of the period.......................       54,188          --
                                                              -----------   ---------
  Cash at the end of the period.............................  $    81,656   $  54,188
                                                              ===========   =========

                 See accompanying notes and accountant's report

                           SMART CARD SOLUTIONS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

NOTE A  FORMATION OF THE COMPANY AND OPERATIONS

    Smart Card Solutions, Inc. (the "Company"), a development stage company, was incorporated on June 16, 1998 in the State of Colorado. The Company is a business-to-business, technology-based solution provider. The Company maintains ownership of its hardware, and integrated smart card and Internet technologies to generate revenue from delivering services to its customers. Remote data server and transaction processing operations are concentrated in the Company's development and operations center in Denver, Colorado and Colorado Springs. The Company also maintained an office in Aspen, Colorado for its operations until March 29, 2000 (see Note H).

    The Company's market focus is on campus style environments, where the Company can use its technologies and expertise to provide a complete solution, integrating point of sale, access control, rental, retail, food and beverage, reservations, management reporting, accounting, and integrated financial services. These middle market commercial areas include destination winter sports and golf resorts, theater complexes, corporate and college campuses, cruise lines, concerts, performing arts and sporting events.

NOTE B  SIGNIFICANT ACCOUNTING POLICIES

FINANCIAL STATEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers cash investments with maturity of three months or less at the time of purchase to be cash equivalents.

DEPRECIATION AND AMORTIZATION

    Property and equipment are stated at cost. Software cost is the present value of the contract liabilities under purchase agreement (SEE NOTE D). Depreciation is computed on a straight-line basis over estimated useful lives of five years. Amortization of software cost is computed on straight-line basis over a five-year period. Depreciation for income tax purposes is computed using accelerated methods.

INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Where a deferred tax

                           SMART CARD SOLUTIONS, INC.

                           DECEMBER 31, 1999 AND 1998

NOTE B SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) asset has been recognized, a valuation allowance is established if, based on available evidence, it is more likely than not that the deferred tax asset will not be realized.

    The Company had net operating losses of $1,205,022 and $163,615 for the years ended December 31, 1999 and 1998 respectively. No deferred tax assets have been recognized for the year ended December 31, 1999.

CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially subject the company to credit risk, consist principally of cash balances greater than $100,000 deposited with a financial institution. The Company periodically reviews its cash policies and believes any potential accounting loss to be minimal.

REVENUE RECOGNITION

    The Company recognizes revenue at the completion of each project.

NOTE C  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                              DECEMBER 31, 1998    DECEMBER 31, 1999
                                              ------------------   ------------------
Computer equipment..........................        $ 4,040              $31,799
Automobile..................................         27,125               27,125
                                                    -------              -------
                                                     31,165               58,924

Less accumulated depreciation...............         (2,143)             (13,465)
                                                    -------              -------
    TOTAL...................................        $29,022              $45,459
                                                    =======              =======

    Depreciation expense for the year ended December 31, 1999 and 1998 were $2,143 and $11,322, respectively.

NOTE D  NOTE PAYABLE

CONTRACT LIABILITIES

    On October 15, 1998, the Company entered into a purchase agreement with System Design Group (SDG), a Wisconsin corporation to purchase all rights, title and interests to certain assets of SDG. The Company agreed to pay SDG (4%) of the net revenues up to a total of $500,000 as royalty payments. The Company guaranteed SDG minimum payment of $150,000 as advances against royalty payments and paid SDG $50,000 at the time of closing of the contract and two secured promissory notes for $50,000 each payable on March 31, 1999 and July 31, 1999. The interest rates on the promissory notes were 5% per annum. The Company also agreed to deliver a stock certificate evidencing 400,000 shares of restricted common stock having an estimated fair value of $0.10 per share at the closing of the contract.

                           SMART CARD SOLUTIONS, INC.

                           DECEMBER 31, 1999 AND 1998

NOTE D  NOTE PAYABLE (CONTINUED)
    If the Company has not exercised its right to terminate its obligations under this agreement, the Company has agreed to pay SDG $100,0000 prior to December 31, 2000 to reduce the remaining balance of the royalty payments to $250,000. The remaining balance of $250,000 shall be due in full on demand on June 30,2002.

    The present value of the payments for the purchase of the assets at the closing of the agreement at an interest rate of 10% per annum compounded monthly are summarized as follows:

                                                        PRESENT VALUE   INTEREST
                                                        -------------   --------
Royalty payments at the closing of the contract.......    $ 50,000      $     --
Royalty payments at March 31, 1999....................      50,000            --
Royalty payments at July 31, 1999.....................      50,000            --
Royalty payments at December 31, 2000.................      80,240        19,760
Royalty payments at June 30, 2002.....................     164,374        85,626
                                                          --------      --------
                                                          $244,614       105,386
                                                          ========      ========

    The total interest expense paid on the two secured promissory notes was $4,048. The interest expense amortized for the years ended December 31, 1999 and 1998 were $36,692 and $7,647 respectively.

NOTE E  COMMITMENTS AND CONTINGENCIES

    In June 1998, the Company entered into a renewable annual lease agreement for office space, which was renewed in June 1999. The Company also entered into an agreement to lease the office space on a month-to-month term from SDG on January 1, 1999 by paying SDG its out-of-pocket costs for the space. This agreement was terminated in 1999.

    The Company paid $8,125 for the period ended December 31, 1998 and $19,713 for the year ended December 31, 1999 under the annual lease agreement. The Company paid $10,292 under the month-to-month lease agreement for the year ended December 31, 1999.

NOTE F  RELATED PARTY TRANSACTIONS

ADVANCES TO OFFICERS

    The Company paid $97,500 to stockholders as advances, interest free. During the year ended December 31, 1999, $92,500 was settled by charging to officers' compensation and expenses.

EMPLOYMENT AGREEMENTS

    The Company entered into employment agreements for services with the stockholders of the Company and paid $674,576 to the stockholders as officers' compensation for the year ended December 31, 1999.

                           SMART CARD SOLUTIONS, INC.

                           DECEMBER 31, 1999 AND 1998

NOTE F  RELATED PARTY TRANSACTIONS (CONTINUED)
RENT AGREEMENT

    The Company subleased, from the wholly-owned LLC of the Chairman of the company, 4,000 square feet for their development office. The lease was terminated in September 1999.

    The Company paid $68,949 as rent expense to the Chairman's LLC, as landlord.

NOTE G  STOCK OPTION AGREEMENT

    In January 1999, the Company adopted the 1999 Stock Plan (the "Plan") under which 500,000 shares of the Company's common stock was reserved for issuance with respect to awards granted to officers and other key employees of the Company. The Plan provides that the stock may be issued at a purchase price not to be less than the fair market value per share of common stock at the time the option was granted. The Plan is administered by the Executive Compensation Committee.

NOTE H  SUBSEQUENT EVENTS

    In March 2000, under the Asset Acquisition and Liability Assumption Agreement dated March 29, 2000, SmartCard Solutions Inc. transferred its business and substantially all of its assets and liabilities to Smart Card Solutions Acquisition Inc. for stock in SmartCard Solutions Acquisitions, Inc.

    In April 2000 an agreement of purchase and sale of stock was entered into by The Pathways Group Inc., a Delaware corporation and the shareholders of the Company. Under the terms of the agreement, the Company will sell all of the outstanding stock of the Company in exchange for shares of Pathways Common Stock in a stock-for-stock transaction intended to qualify as a tax-free reorganization under the Internal Revenue Code section 368 (a)(1)(B).

PRO FORMA FINANCIAL INFORMATION

    On April 6, 2000 Pathways entered into an agreement to purchase all of the outstanding stock of Smart Card Solutions, Inc. The agreement was modified and the purchase of Smart Card Solutions was completed on August 21, 2000 The acquisition was recorded by Pathways using the purchase method of accounting under APB Opinion No. 16. Pathways issued 1,900,000 shares of stock and assumed liabilities of $527,966 resulting in an aggregated purchase price of $2,009,966 (Note 2).

    On April 21, 2000 Pathways entered into an agreement to purchase all of the outstanding common stock of MS Digital, Inc. The agreement was modified on August 7, 2000 and the purchase of MS Digital, Inc. was completed on August 7, 2000 The acquisition was recorded by Pathways using the purchase method of accounting under APB Opinion No. 16. Pathways issued 2,425,000 shares of stock and assumed liabilities of $5,839 resulting in an aggregated purchase price of $1,679,089 (Note 2).

    The unaudited pro forma condensed balance sheet as of June 30, 2000 is based on the indvidual balance sheets of Pathways, Smart Card Solutions, Inc and MS Digital, Inc. after giving effect to the acquisitions of Smatcard
Soutions, Inc. and MS Digital as if they had occurred on June 30, 2000.

    The unaudited pro forma condensed statements of operations are based on individual historical results of operations of Pathways, Inc., SmartCard Solutions, Inc. and MS Digital, Inc. for the year ended December 31, 1999 and for the six months ended June 30, 2000, after giving effect to the acquisitions of SmartCard Solutions, Inc. and MS Digital, Inc. as if they had occurred on January 1, 1999.

    The unaudited pro forma condensed balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto of Pathways, Inc. included in its 1999 annual report on Form 10-K and its quarterly reports on Form 10-Q and SmartCard Solutions, Inc. and MS
Digital, Inc. financial statements included herein. The pro forma adjustments and assumptions described in the accompanying notes to unaudited pro forma condensed balance sheet and statements of operations are based on estimates, evaluations, and other data currently available and are subject to revision. The unaudited pro forma condensed balances sheet and statements of operations are presented for illustrative purposes only and are not necessarily indicative of the financial positions and results of operations that would have actually occurred had the acquisitions of SmartCard Solutions, Inc. and MS Digital, Inc. been effected on the dates assumed.

   THE PATHWAYS GROUP, INC., SMART CARD SOLUTIONS, INC. AND MS DIGITAL, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

                              AS OF JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                                              PRO FORMA
                                                            MS DIGITAL,       SMARTCARD      ADJUSTMENTS       PRO FORMA
                                           PATHWAYS, INC.       INC.       SOLUTIONS, INC.    (NOTE 2)          COMBINED
                                           --------------   ------------   ---------------   -----------      ------------
ASSETS
Current assets:
  Cash and cash equivalents..............   $    239,560           852               113                      $    240,525
  Accounts receivable....................         66,638        67,945            20,000                           154,583
  Inventories............................        391,288             0                 0                           391,288
  Prepaid expenses and deposits..........        814,234             0             1,960                           816,194
    Total current assets.................      1,511,720        68,797            22,073                         1,602,590
Restricted cash..........................         22,000             0                                              22,000
Software, net............................        359,654                         276,000                           635,654
Property and equipment, net..............      1,140,282         8,401            40,000                         1,188,683
Software license.........................      1,000,000                               0                         1,000,000
Deposits and other assets................        163,929         5,145                 0                           169,074
Goodwill and other intangibles...........                                                      3,268,639 (a)     3,268,639
Total assets.............................   $  4,197,585        82,343           338,073       3,268,639         7,886,640

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to banks, current
    maturities...........................   $  4,096,066             0                 0                      $  4,096,066
  Accounts payable.......................      1,572,800         5,839           322,966                         1,901,605
  Accrued expenses and deferred
    revenue..............................        289,126                               0                           289,126
  Software license fee payable...........        700,000                               0                           700,000
    Total current liabilities............      6,657,992         5,839           322,966                         6,986,797
Notes payable to banks, net of current
  maturities.............................         19,397                         205,000                           224,397
    Total liabilities....................      6,677,389         5,839           527,966                         7,211,194
Commitments and Contingencies
Manditorily redeemable preferred stock
Preferred stock, Series A mandatorily
  redeemable, $.01 par value; 1,000,000
  shares authorized; 300,000 shares
  issued and none outstanding............              0
Stockholders' equity:
  Common stock, $.01 par value 50,000,000
    shares authorized....................        163,151                                          43,250 (b)       206,401
  Common Stock Warrants from Financing...        563,135                                                           563,135
  Common Stock Warrants Issued as
    Dividends............................         57,758                                                            57,758
Additional paid in capital...............     31,841,538        62,221         1,527,486      (1,589,707)(c)    34,953,538
Unearned compensation....................       (334,091)                              0       3,112,000 (b)      (334,091)
Retained earnings (Accumulated
  deficit)...............................    (34,771,295)       14,283        (1,717,379)      1,703,096 (c)   (34,771,295)
    Total stockholders' equity
      (deficit)..........................     (2,479,804)       76,504          (189,893)      3,268,639           675,446
      Total liabilities and stockholders'
        equity...........................   $  4,197,585        82,343           338,073       3,268,639      $  7,886,640

   THE PATHWAYS GROUP, INC., SMART CARD SOLUTIONS, INC. AND MS DIGITAL, INC.

             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999

                                                                              PRO FORMA
                                PATHWAYS,    MS DIGITAL,      SMARTCARD      ADJUSTMENTS       PRO FORMA
                                  INC.          INC.       SOLUTIONS, INC.    (NOTE 2)          COMBINED
                               -----------   -----------   ---------------   -----------      ------------
Sales, net...................  $   186,309     $825,376      $    25,000                      $  1,036,685

Cost of goods sold...........       63,469      432,037           25,000                           520,506
Write-off of inventories.....      132,000            0                0                           132,000
Selling, general and
  administrative expenses....    7,142,012       61,908        1,085,172                         8,289,092
Research and development.....      599,746       80,000                0                           679,746
Amortization.................      766,877          412          108,654       1,772,320 (d)     2,648,263
Depreciation.................      484,899        2,493           11,322                          (498,714)
                               -----------     --------      -----------     -----------      ------------
Total operating expenses.....    9,189,003      576,850        1,230,148       1,772,320        12,768,321
Gain(loss) from operations...   (9,002,694)     248,526       (1,205,148)     (1,772,320)      (11,731,636)
Interest income, net, Other
  expenses...................       44,303        3,158              126                            47,587
Net income(loss).............  $(8,958,391)     251,684       (1,205,022)     (1,772,320)      (11,684,049)
                               ===========     ========      ===========     ===========      ============
Basic and diluted net loss
  per share..................  $     (0.66)                                                   $      (0.65)
                               ===========                                                    ============
Shares used in per share
  calculation................   13,615,613                                     4,325,000 (f)    17,940,613
                               ===========                                   ===========      ============

   THE PATHWAYS GROUP, INC., SMART CARD SOLUTIONS, INC. AND MS DIGITAL, INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                PRO FORMA
                                  PATHWAYS,    MS DIGITAL,      SMARTCARD      ADJUSTMENTS       PRO FORMA
                                    INC.          INC.       SOLUTIONS, INC.    (NOTE 2)         COMBINED
                                 -----------   -----------   ---------------   -----------      -----------
Sales, net.....................  $    97,492     $67,945        $  17,800                       $   183,237
Cost of goods sold.............       68,100      48,509           15,000                           131,609
Write-off of inventories
Selling, general and
  administrative expenses......    4,183,700       5,754          296,123                         4,485,577
Research and development.......      465,474                                                        465,474
Amortization...................      366,883         618           49,960         886,160 (e)     1,303,621
Depreciation...................      288,501       1,143            5,459                           295,103
                                 -----------     -------        ---------      ----------       -----------
Total operating expenses.......    5,372,658      56,024          366,542         886,160         6,681,384

Gain(loss) from operations.....   (5,275,166)     11,921         (348,742)       (886,160)       (6,498,147)

Interest (expense) income,
  net..........................      (45,909)      2,363                0                           (43,546)

Net income(loss)...............  $(5,321,075)     14,284         (348,742)       (886,160)       (6,541,693)
                                 ===========     =======        =========      ==========       ===========

Basic and diluted net loss per
  share........................  $     (0.34)                                                   $      (.33)
                                 ===========                                                    ===========
Shares used in per share
  calculation..................   15,479,565                                    4,325,000 (f)    19,804,565
                                 ===========                                   ==========       ===========

NOTE 1--BASIS OF PRESENTATION:

    The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisitions of Smart Card Solutions, Inc. and MS Digital, Inc. by The Pathways Group, Inc. as if the acquisitions had occurred on June 30, 2000.

    The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 have been prepared to reflect the acquisitions of Smart Card Solutions, Inc. and MS Digital, Inc. by The Pathways Group, Inc. as if the acquisition had occurred on January 1, 1999.

    There were no material differences in the accounting policies of Smart Card Solutions, Inc., MS Digital, Inc. and The Pathways Group, Inc. for the periods presented.

NOTE 2--PURCHASE ACCOUNTING AND PRO FORMA ADJUSTMENTS

PURCHASE PRICE

    A summary of the purchase consideration is as follows:

                                                                  MS       SMART CARD
                                                               DIGITAL     SOLUTIONS
                                                              ----------   ----------
Common stock................................................  $1,673,250   $1,482,000
Assumed liabilities and acquisition costs...................       5,839      527,966
                                                              ----------   ----------
Total purchase consideration................................  $1,679,089   $2,009,966

ALLOCATION OF PURCHASE PRICE

    The allocation is preliminary and may be subject to further adjustments. The total purchase price of $3,610,126 was allocated to the fair value of the assets acquired as follows:

                                                       MS       SMART CARD   AMORTIZATION
                                                    DIGITAL     SOLUTIONS        LIFE
                                                   ----------   ----------   ------------
Tangible assets..................................  $   82,343   $   62,073   5-7 years
Software.........................................                  276,000   2 years
Goodwill and other intangibles...................   1,596,746    1,671,893   2 years
                                                   ----------   ----------    ----------
Total............................................  $1,679,089   $2,009,966

    The pro forma adjustments of amortization of goodwill and other intangible assets for the six months ended June 30, 2000 and the year ended December 31, 1999 are as follows:

                                                       SIX MONTHS ENDED      YEAR ENDED
                                                        JUNE 30, 2000     DECEMBER 31, 1999
                                                       ----------------   -----------------
SmartCard Solutions, Inc.............................      $486,973          $  973,947
MS Digital, Inc......................................       399,187             798,373
                                                           --------          ----------
                                                           $886,160          $1,772,320

PRO FORMA NET LOSS PER SHARE

    Basic and diluted pro forma net loss per share is computed using the weighted average number of Pathways common shares outstanding during the period plus shares of Pathways Common Stock issued in connection with acquisitions of Smart Card Solutions, Inc. and MS Digital, Inc., excluding Pathways Common Stock subject to repurchase. Pathways Common Stock issued in connection with the acquisitions are assumed outstanding at the beginning of each of the periods. The combined Company had a pro forma net loss for all periods presented herein; therefore, none of the options and warrants outstanding during the periods presented or issued in connection with this transaction were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

PRO FORMA ADJUSTMENTS

    (a) To record goodwill and other intangible resulting from the acquisition of MS Digital, Inc. and Smart Card Solutions, Inc. respectively.

    (b) To record the issuance of common stock of The Pathways Group Inc. for the acquisition of MS Digital, Inc. and Smart Card Solutions, Inc.

    (c) To eliminate additional paid in capital and retained earnings of MS Digital, Inc. and the additional paid in capital and accumulated deficit of Smart Card Solutions, Inc.

    (d) To record amortization of goodwill and other intangibles and additional amortization of software for the year ended December 31, 1999.

    (e) To record amortization of goodwill and other intangibles and additional software amortization for the six months ended June 30, 2000.

    (f) To adjust weighted average shares outstanding for shares issued in the acquisitions of MS Digital, Inc. and Smart Card Solutions, Inc.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                       THE PATHWAYS GROUP, INC.

                                                       By:            /s/ CAREY F. DALY, II
                                                            -----------------------------------------
                                                                        Carey F. Daly, II
                                                                    PRESIDENT, CHIEF EXECUTIVE
                                                                OFFICER AND CHAIRMAN OF THE BOARD

Date: October 20, 2000